Exhibit 10.2






                        MANUFACTURING SERVICES AGREEMENT



                                     BETWEEN




                          LIFESTREAM TECHNOLOGIES, INC.

                                       AND



                               GENEXEL-SEIN, INC.

NOTE: PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED UNDER A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE OMITTED PORTIONS, WHICH ARE SHOWN IN THIS DOCUMENT AS [ * ], HAVE BEEN FILED WITH THE COMMISSION AS PART OF THE CONFIDENTIAL TREATMENT REQUEST.




                                TABLE OF CONTENTS

1.     TERMS...................................................................1
2.     PRICING.................................................................1
        2.1     Pricing........................................................1
3.     PAYMENT TERMS...........................................................1
4.     PURCHASE ORDERS.........................................................1
        4.1     Purchase Orders................................................1
5.     DELIVERY AND ACCEPTANCE.................................................2
        5.1     Delivery.......................................................2
        5.2     Acceptance.....................................................2
6.     CHANGES.................................................................2
7.     WARRANTY................................................................3
        7.1     GENEXEL Warranty...............................................3
        7.2     ARM Procedure..................................................3
        7.3     Exclusions From Warranty.......................................3
        7.4     Remedy.........................................................3
8.     LIFESTREAM-FURNISHED EQUIPMENT AND COMPONENTS...........................4
        8.1     Customer-Furnished Items.......................................4
        8.2     Care of Customer-Furnished Items...............................4
        8.3     Customer-Furnished Components..................................4
9.     INDEMNIFICATION AND LIMITATION OF LIABILITY.............................4
        9.1     GENEXEL'S Indemnification......................................4
        9.2     LIFESTREAM's Indemnification...................................4
        9.3     Procedure......................................................5
        9.4     Limitation of Liability........................................5
10.    TERMINATION.............................................................5
        10.1    Termination for Cause..........................................5
        10.2    Termination For Convenience....................................6
        10.3    Termination by Operation of Law................................6
        10.4    Consequences of Termination....................................6
11.    QUALITY.................................................................7
        11.1    Specifications.................................................7
        11.2    Content of Specifications......................................7
        11.3    Quality of Components..........................................7
        11.4    Quality Specifications.........................................7
        11.5    Inspection of Facility.........................................7
12.    FORCE MAJEURE...........................................................7
        12.1    Force Majeure Event............................................7
        12.2    Notice of Force Majeure Event..................................8
        12.3    Termination of Force Majeure Event.............................8
        12.4    Limitations....................................................8
        12.5    Termination for Convenience....................................8
13.    CONFIDENTIALITY.........................................................8
        13.1    Definitions....................................................8
        13.2    Nondisclosure/Non-Circumvent Covenants.........................9

                                       ii


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        13.3    Disclosure of this Agreement...................................9
14.    INSURANCE..............................................................10
15.    INTELLECTUAL PROPERTY..................................................10
16.    MISCELLANEOUS..........................................................10
        16.1    Integration Clause............................................10
        16.2    Regulatory....................................................10
        16.3    Order of Precedence...........................................11
        16.4    Assignment....................................................11
        16.5    Notices.......................................................11
        16.6    Disputes/Choice of Law........................................11
        16.7    Import/Export.................................................12
        16.8    Electronic Data Interchange...................................12

EXHIBITS
EXHIBIT A, PRICING............................................................13
EXHIBIT B, SPECIFICATIONS.....................................................14
EXHIBIT C, CUSTOMER-FURNISHED EQUIPMENT.......................................15
EXHIBIT D, SHIPPING LABELING..................................................16
EXHIBIT E, THE PRODUCT........................................................17
EXHIBIT F, THE QUALITY PLAN...................................................18

                        MANUFACTURING SERVICES AGREEMENT


THIS AGREEMENT (the "Agreement") is effective as of November ____, 2005 (the "Commencement Date"), by and between LIFESTREAM TECHNOLOGIES, INC., a Nevada corporation, having its principal place of business at 570 S. Clearwater Loop, Bldg. 1000, Ste. D, Post Falls, ID 83854 ("LIFESTREAM" or "Customer") and GENEXEL-SEIN, INC., a corporation of the Republic of Korea, having its principal place of business at No. 133-3 Pyungchon-dong, Dongan-gu, Anyang-city, Kyunggi-do Korea ("GENEXEL"), each referred to herein as a Party or together as the Parties.

1.       TERMS

         The initial term of this Agreement shall commence on the Commencement Date and shall continue through the first anniversary of the Commencement Date unless sooner terminated by mutual agreement or in accordance with this Agreement. Upon the expiration of the initial term, this Agreement shall continue from year to year until one Party terminates the Agreement by giving at least one hundred eighty (180) days' prior written notice to the other Party. Notwithstanding the foregoing, the term of this Agreement shall automatically extend to include the term of any purchase order ("Order") accepted hereunder.

2.       PRICING

         2.1      PRICING

                  During the term, LIFESTREAM shall have the right to purchase from GENEXEL the products specified in Exhibit A (the "Products") as such Exhibit may be amended from time to time, at the prices set forth in Exhibit A (the "Prices"). Prices (a) are in U.S. Dollars, (b) include Lifestream-designed packaging as defined in Exhibit B number 5,
         (c) exclude the items set forth in Section 2.2, and (d) are based on
         (i) the configuration set forth in the specifications attached hereto as Exhibit B (the "Specifications") and (ii) the projected volumes, minimum run rates and other assumptions set forth in GENEXEL'S bid letter and Exhibit A. The Prices shall remain fixed for the term of this Agreement.

3.       PAYMENT TERMS

         Payment terms for invoiced Product are 50% prior to shipping with balance net 30 days upon receipt of shipped goods. On any invoice not paid by maturity date, LIFESTREAM shall pay interest from maturity to date of payment at the rate of 1.5% per month. Payment shall be made in U.S. Dollars. Offsets and setoffs by either Party are not allowed. In the event LIFESTREAM has an outstanding invoice for more than forty-five (45) days, GENEXEL shall have the right to stop shipments of Product to LIFESTREAM until LIFESTREAM makes a payment.

4.       PURCHASE ORDERS

         4.1      PURCHASE ORDERS.

                  (a) LIFESTREAM will issue to GENEXEL specific Orders for Product covered by this Agreement. Each Order shall be in the form of a written or electronic communication and shall contain the following information: (i) a description of the Product by model number; (ii) the quantity of the Product; (iii) the estimated delivery date or shipping schedule; (iv) the location to which the Product is to be shipped; and
         (v) transportation instructions. Each Order shall provide an order number for billing purposes, and may include other instructions as may be appropriate under the circumstances.


                                             Lifestream _____
                                               GenExel _____

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                  (b) All Orders shall be confirmed by GENEXEL within five (5)
         business days of receipt. If GENEXEL does not accept or reject the Order within the five-day period, the Order shall be deemed accepted. In the event GENEXEL is unable to meet the delivery schedule set forth in a proposed Order, or finds the schedule to be unacceptable for some other reason, the parties shall negotiate in good faith to resolve the disputed matter(s).

5.       DELIVERY AND ACCEPTANCE

         5.1      DELIVERY

                  All Product shipments will be from GENEXEL'S facility of manufacture and freight collect. Title to and risk of loss or damage to the Product shall pass to LIFESTREAM upon GENEXEL'S tender of the Product to LIFESTREAM's carrier. GENEXEL shall use reasonable means to mark, pack, package, crate, transport, ship and store Product to ensure
         (a) delivery of the Product to its ultimate destination in a safe condition, (b) compliance with all requirements of the carrier and destination authorities, and (c) compliance with any reasonable special instructions of LIFESTREAM. GENEXEL shall use reasonable efforts to deliver the Products on the agreed-upon delivery dates and shall use reasonable efforts to notify LIFESTREAM of any anticipated delays; provided, however, that GENEXEL shall not be liable for any failure to meet LIFESTREAM delivery dates and/or any failure to give notice of anticipated delays.

         5.2      ACCEPTANCE

                  Acceptance of the Product shall occur no later than fifteen
         (15) days after the arrival of the shipment of Product and shall be based solely on whether the Product passes a mutually agreeable Acceptance Test Procedure or Inspection designed to demonstrate compliance with the Specifications, which may include a mutually agreed third party audit of the finished goods as part of the quality plan (Exhibit F). Product cannot be rejected based on criteria that were unknown to GENEXEL or based on test procedures that GENEXEL does not conduct. Product shall be deemed accepted if not rejected within this fifteen-day period. Once a Product is accepted, all Product returns shall be handled in accordance with Article 7 (Warranty). Prior to returning any rejected Product, LIFESTREAM shall obtain an Authorized Return Material ("ARM") number from GENEXEL, and shall return such Product in accordance with GENEXEL'S instructions; LIFESTREAM shall specify the reason for such rejection in all ARM's. In the event a Product is rejected, GENEXEL shall have a reasonable opportunity to cure any defect that led to such rejection.

6.       CHANGES

         LIFESTREAM and GENEXEL, upon mutual agreement, may make changes within the general scope of this Agreement. Such changes may include, but are not limited to, changes in (1) drawings, plans, designs, procedures, Specifications, test specifications or BOM, (2) methods of packaging and shipment, (3) quantities of Product to be furnished, (4) delivery schedule, or (5) Customer-Furnished Items. All changes other than changes in quantity of Products to be furnished shall be requested pursuant to an Engineering Change Notice ("ECN") and, if accepted by LIFESTREAM, finalized in an Engineering Change Order ("ECO"). If any such change causes either an increase or decrease in GENEXEL'S cost or the time required for performance of any part of the work under this Agreement (whether changed or not changed by any ECO), the Prices and/or delivery schedules shall be adjusted by mutual agreement in a manner that would adequately compensate the parties for such change.

                                             Lifestream _____
                                               GenExel _____

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7.       WARRANTY

         7.1      GENEXEL WARRANTY

                  [ * ]

         7.2      ARM PROCEDURE

                  GENEXEL shall concur in advance on all Product to be returned for repair or rework. LIFESTREAM shall obtain an Authorized Returned Material (ARM) number from GENEXEL prior to return shipment. All returns shall state the specific reason for such return, and will be processed in accordance with GENEXEL'S Authorized Returned Material Procedure, a copy of which is available from GENEXEL upon request. GENEXEL shall pay all transportation costs for valid returns of Product to GENEXEL and for the shipment of the repaired or replacement Products to LIFESTREAM, and shall bear all risk of loss or damage to such Products until tender to LIFESTREAM's carrier; LIFESTREAM shall pay these charges, plus a handling charge, for invalid or "no defect found" returns. Any repaired or replaced Product shall be warranted as set forth in this Article for a period equal to the greater of (i) the balance of the applicable warranty period relating to such Product, or
         (ii) sixty (60) days after it is received by LIFESTREAM.

         7.3      EXCLUSIONS FROM WARRANTY

                  This warranty does not include Products that have defects or failures resulting from (a) LIFESTREAM's design of Products, including, but not limited to, design functionality failures, specification inadequacies, failures relating to the functioning of Products in the manner for the intended purpose or in the specific LIFESTREAM environment; (b) accident, disaster, neglect, abuse, misuse, improper handling, testing, storage, shipping, or installation, including improper handling in accordance with static sensitive electronic device handling requirements; (c) alterations, modifications or repairs by LIFESTREAM or third parties, or (d) defective Customer-provided test equipment or test software. LIFESTREAM bears all design responsibility and related costs for the Product.

         7.4      REMEDY

                  THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT OR CREDIT FOR DEFECTIVE PARTS AS STATED ABOVE. THIS WARRANTY IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


                                             Lifestream _____
                                               GenExel _____

8.       LIFESTREAM-FURNISHED EQUIPMENT AND COMPONENTS

         8.1      CUSTOMER-FURNISHED ITEMS

                  LIFESTREAM shall provide GENEXEL with the equipment, tooling, Components or documentation set forth in Exhibit C (collectively the "Customer-Furnished Items"). The Customer-Furnished Items shall be fit for their intended purposes and shall be delivered to GENEXEL in a timely manner. Documentation (including BOM's, drawings and artwork) shall be current and complete. LIFESTREAM shall be responsible for schedule delay, reasonable inventory carrying charges and allocated equipment down time charges associated with the incompleteness, late delivery or non-delivery of the Customer-Furnished Items.

         8.2      CARE OF CUSTOMER-FURNISHED ITEMS.

                  All Customer-Furnished Items shall remain the property of LIFESTREAM. GENEXEL shall clearly identify all Customer-Furnished Items by an appropriate tag and shall utilize such Customer-Furnished Items solely in connection with the manufacture of LIFESTREAM's Product. GENEXEL shall not make or allow modifications to be made to the Customer-Furnished Items without LIFESTREAM's prior written consent. GENEXEL shall be responsible for reasonable diligence and care in the use and protection of any Customer-Furnished Items and routine maintenance and repairs of any Customer-Furnished Equipment, but shall not be responsible for major repairs or replacements (including service warranties and calibration to the equipment) or repair or replacement of failed Customer-Furnished Item unless such failure was caused by GENEXEL'S negligence or willful misconduct. All Customer-Furnished Items shall be returned to LIFESTREAM at LIFESTREAM's expense upon request and GENEXEL'S production and warranty obligations that require the utilization of the returned Customer-Furnished Items will cease upon GENEXEL'S fulfillment of LIFESTREAM's request.

         8.3      CUSTOMER-FURNISHED COMPONENTS.

                  Customer-furnished Components shall be handled in accordance with GENEXEL'S procedures regarding Customer-Furnished Material and are incorporated by reference herein, copies of which are available upon request.

9.       INDEMNIFICATION AND LIMITATION OF LIABILITY

         9.1      GENEXEL'S INDEMNIFICATION

                  GENEXEL shall indemnify, defend, and hold LIFESTREAM and LIFESTREAM's affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "Customer-Indemnified Parties") harmless from all demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (each a "Claim," and, collectively, "Claims") based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused by the negligent or willful acts or omissions of GENEXEL or its officers, employees, subcontractors or agents.

         9.2      LIFESTREAM'S INDEMNIFICATION

                  LIFESTREAM is responsible for the final approval and acceptance of the design of the Product(s). LIFESTREAM shall indemnify, defend, and hold GENEXEL and GENEXEL'S affiliates, shareholders, directors, officers, employees, contractors, agents and other representatives (the "GENEXEL-Indemnified Parties") harmless from all Claims (i) based upon personal injury or death or injury to property to the extent any of the foregoing is proximately caused either by a defective Product, by the negligent or willful acts or omissions of LIFESTREAM or its officers, employees, subcontractors or agents, and/or
         (ii) arising from or relating to any allegation that the Product has a design defect(s), and/or (iii) arising from any violation of regulations regarding the manufacture, distribution, marketing, or labeling of medical devices, and/or (iv) arising from or relating to any actual or alleged infringement or misappropriation of any patent, trademark, mask work, copyright, trade secret or any actual or alleged violation of any other intellectual property rights arising from or in connection with the Product, except to the extent that such infringement exists as a result of use by LIFESTREAM of GENEXEL'S manufacturing processes.

         9.3      PROCEDURE

                  A Party entitled to indemnification pursuant to this Article (the "Indemnitee") shall promptly notify the other Party (the "Indemnitor") in writing of any Claims covered by this indemnity. Promptly after receipt of such notice, the Indemnitor shall assume the defense of such Claim with counsel reasonably satisfactory to the Indemnitee. If the Indemnitor fails, within a reasonable time after receipt of such notice, to assume the defense with counsel reasonably satisfactory to the Indemnitee or, if in the reasonable judgment of the Indemnitee, a direct or indirect conflict of interest exists between the parties with respect to the Claim, the Indemnitee shall have the

                                             Lifestream _____
                                               GenExel _____
         right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of the Indemnitor. Notwithstanding the foregoing, if the Indemnitee in its sole judgment so elects, the Indemnitee may also participate in the defense of such action by employing counsel at its expense, without waiving the Indemnitor's obligation to indemnify and defend. The Indemnitor shall not compromise any Claim or consent to the entry of any judgment without an unconditional release of all liability of the Indemnitee to each claimant or plaintiff.

         9.4      LIMITATION OF LIABILITY

                  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTIAL, PUNITIVE OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION SHALL NOT PREVENT A PARTY FROM INCURRING THE LIABILITIES SET FORTH IN SECTION 9 (INDEMNIFICATION) OR SECTION 10 (TERMINATION). IN NO EVENT, SHALL GENEXEL'S LIABILITY UNDER THIS AGREEMENT (WHETHER ASSERTED AS A TORT CLAIM OR CONTRACT CLAIM) EXCEED THE AMOUNTS PAID TO GENEXEL HEREUNDER. IN NO EVENT WILL GENEXEL BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY LIFESTREAM. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10.      TERMINATION

         10.1     TERMINATION FOR CAUSE

                  Either Party may terminate this Agreement or an Order hereunder for default if the other Party materially breaches this Agreement; provided, however, no right of default shall accrue until thirty (30) days after the defaulting Party is notified in writing of the Material Breach and has failed to cure or give adequate assurances of performance within the thirty (30)-day period after notice of a Material Breach. For the purposes of this agreement, "Material Breach" shall be any act or omission by either Party that may materially threaten or destroy the value of this agreement and/or give a basis for an action for breach of contract.


                                             Lifestream _____
                                               GenExel _____

         10.2     TERMINATION FOR CONVENIENCE

                  Either Party may terminate this Agreement hereunder for any reason upon one hundred eighty (180) days' prior written notice.

         10.3     TERMINATION BY OPERATION OF LAW

                  This Agreement shall immediately terminate should either Party
         (a) become insolvent; (b) enter into or file a petition, arraignment or proceeding seeking on order for relief under the bankruptcy laws of its respective jurisdiction; (c) enter into a receivership of any of its assets, or (d) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.

         10.4     CONSEQUENCES OF TERMINATION

                  A.       TERMINATION FOR REASONS OTHER THAN GENEXEL'S MATERIAL
                           BREACH

                           In the event this Agreement or an Order hereunder is
                  terminated for any reason other than a Material Breach by GENEXEL (including, but not limited to, a force majeure or termination for convenience), LIFESTREAM shall pay GENEXEL'S termination charges equal to (1) the contract price for all finished Product existing at the time of termination, and (2) the value of GENEXEL'S Product-related inventory (including materials, labor, components, and a fifteen percent mark-up).

                  B.       TERMINATION RESULTING FROM GENEXEL'S MATERIAL BREACH

                           In the event LIFESTREAM terminates this Agreement or
                  any Order hereunder as a result of a Material Breach by GENEXEL, LIFESTREAM shall pay GENEXEL, termination charges equal to (1) the contract price for all finished Product existing at the time of termination, and (2) GENEXEL'S cost (including Product-related materials, labor, components) for all work in process; provided, however, that for the purposes of this subsection only, LIFESTREAM's component liability shall be calculated using GENEXEL's actual cost of manufacturing rather than "Delivered Cost."

                  C.       LICENSES GRANTED UPON TERMINATION

                           Upon termination of this Agreement due to non-payment
                  by LIFESTREAM under section 3, LIFESTREAM'S Material Breach under section 10.1, or LIFESTREAM being subject to any of the conditions set forth in section 10.3, GENEXEL shall be granted a temporary non-exclusive, royalty-free, fully-paid, worldwide license to all of LIFESTREAM's Intellectual Property (Intellectual Property includes, but is not limited to, any letters patent, patent applications, trades secrets, manufacturing processes, product concepts, regulatory dossiers, designs, software, or know-how) to make, use, or sell the Product(s) contemplated herein until such aforementioned condition resolves and remedies said non-payment to the reasonable satisfaction of both Parties.

                                             Lifestream _____
                                               GenExel _____

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11.      QUALITY

         11.1     SPECIFICATIONS

                  Product shall be manufactured by GENEXEL in accordance with the Specifications set forth in Exhibit B, as modified via written ECO's in accordance with this Agreement. Neither Party shall make any change to the Specifications, to any Components described therein, or to the Products (including, without limitation, changes in form, fit, function, design, appearance or place of manufacture of the Products or changes which would affect the reliability of any of the Products) unless such change is made in accordance with Section 6.1 and GENEXEL's ECO procedure. Notwithstanding the foregoing, GENEXEL shall be permitted to make changes in its manufacturing process at any time, so long as such changes do not affect the form, fit or function of the Products.

         11.2     CONTENT OF SPECIFICATIONS

                  The Specifications shall include, but shall not be limited to,
         (i) detailed electrical, mechanical, performance and appearance specifications for each model of Product, (ii) the BOM, (iii) tooling specifications, along with a detailed description of the operation thereof, (iv) art work drawings, (v) Component specifications, and (vi) supplier cross references.

         11.3     QUALITY OF COMPONENTS

                  GENEXEL shall use in its production of Products such Components of a type, quality, and grade specified by LIFESTREAM to the extent LIFESTREAM chooses to so specify, and shall purchase Components only from Vendors appearing on LIFESTREAM's approved vendor list ("AVL"); provided, however, that in the event GENEXEL cannot purchase a Component from a Vendor on LIFESTREAM'S AVL for any reason, GENEXEL shall be able to purchase such Component from an alternate Vendor, subject to LIFESTREAM's prior written approval, which approval shall not be unreasonably withheld or delayed.

         11.4     QUALITY SPECIFICATIONS

                  GENEXEL shall comply with the quality specifications set forth in its Quality Manual, which is incorporated by reference herein, a copy of which is available from GENEXEL upon request.

         11.5     INSPECTION OF FACILITY

                  Upon reasonable advance written notice, LIFESTREAM may inspect the Products and Components held by GENEXEL for LIFESTREAM at GENEXEL's facilities during GENEXEL's regular business hours, provided, that, such inspection does not unduly affect GENEXEL's operations. LIFESTREAM and its representatives shall observe all security and handling measures of GENEXEL while on GENEXEL's premises. LIFESTREAM and its representatives acknowledge that their presence on GENEXEL's property is at their sole risk.

12.      FORCE MAJEURE

         12.1     FORCE MAJEURE EVENT

                  For purposes of this Agreement, a "Force Majeure Event" shall mean the (i) occurrence of unforeseen circumstances beyond a Party's control and without such Party's negligence or intentional misconduct, including, but not limited to, any act by any governmental authority, act of war, natural disaster, strike, boycott, embargo, shortage, riot, lockout, labor dispute, civil commotion, and (ii) failure of a Vendor to timely deliver a Component to GENEXEL.

                                             Lifestream _____
                                               GenExel _____

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         12.2     NOTICE OF FORCE MAJEURE EVENT

                  Neither Party shall be responsible for any failure to perform due to a Force Majeure Event, provided, that, such Party gives notice to the other Party of the Force Majeure Event as soon as reasonably practicable, but not later than five (5) days after the date on which such Party knew or should reasonably have known of the commencement of the Force Majeure Event, specifying the nature and particulars thereof and the expected duration thereof; provided, however, that the failure of a Party to give notice of a Force Majeure Event shall not prevent such Party from relying on this Section except to the extent that the other Party has been prejudiced thereby.

         12.3     TERMINATION OF FORCE MAJEURE EVENT

                  The Party claiming a Force Majeure Event shall use reasonable efforts to mitigate the effect of any such Force Majeure Event and to cooperate to develop and implement a plan of remedial and reasonable alternative measures to remove the Force Majeure Event; provided, however, that neither Party shall be required under this provision to settle any strike or other labor dispute on terms it considers to be unfavorable to it. Upon the cessation of the Force Majeure Event, the Party affected thereby shall immediately notify the other Party of such fact, and use its best efforts to resume normal performance of its obligations under the Agreement as soon as possible.

         12.4     LIMITATIONS

                  Notwithstanding that a Force Majeure Event otherwise exists, the provisions of this Article shall not excuse (i) any obligation of either Party, including the obligation to pay money in a timely manner for Product actually delivered or other liabilities actually incurred, that arose before the occurrence of the Force Majeure Event causing the suspension of performance; or (ii) any late delivery of Product, equipment, materials, supplies, tools, or other items caused solely by negligent acts or omissions on the part of such Party.

         12.5     TERMINATION FOR CONVENIENCE

                  In the event a Party fails to perform any of its obligations for reasons defined above for a cumulative period of ninety (90) days or more from the date of such Party's notification to the other Party then the other Party at its option may extend the corresponding delivery period for the length of the delay, or terminate this Agreement for Convenience in accordance with Paragraph 10.2.

13.      CONFIDENTIALITY

         13.1     DEFINITIONS

         For the purpose of this Agreement:

                  (a) "Confidential Information" means information (in any form or media) regarding a Party's customers, prospective customers (including lists of customers and prospective customers), methods of operation, engineering methods and processes (including any information which may be obtained by a Party by reverse engineering, decompiling or examining any software or hardware provided by the other Party under this Agreement), programs and databases, patents and designs, billing rates, billing procedures, vendors and suppliers, business methods, finances, management, or any other business information relating to such Party (whether constituting a trade secret or proprietary or otherwise), which has value to such Party and is treated by such Party as being confidential. Confidential Information in documentary or other tangible form will be clearly and conspicuously marked as `Confidential' or some similar marking. Verbal disclosures must be identified as confidential at the time of disclosure and must be confirmed in writing as confidential within thirty (30) days of the initial disclosure.

                                             Lifestream _____
                                               GenExel _____

                  Confidential Information does not include information that (i) is known to the other Party prior to receipt from the disclosing Party hereunder, which knowledge shall be evidenced by written records, (ii) is independently developed as evidenced by written records, (iii) is or becomes in the public domain through no breach of this Agreement, or
         (iv) is received from a third Party without breach of any obligation of confidentiality; and, provided further, that Confidential Information does not include any information provided by LIFESTREAM to GENEXEL regarding the manufacturing process.

                  (b) "Person" shall mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

                  (c) "Representative" shall mean a Party's employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.

         13.2     NONDISCLOSURE/NON-CIRCUMVENT COVENANTS

                  (a) In connection with this Agreement, each Party (the "Disclosing Party") may furnish to the other Party (the "Receiving Party") or its Representatives certain Confidential Information. For a period of three (3) years from the Commencement Date of this Agreement, the Receiving Party (a) shall maintain as confidential all Confidential Information heretofore or hereafter disclosed to it by the Disclosing Party, (b) shall not, directly or indirectly, disclose any such Confidential Information to any Person other than those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only after each Representative has agreed to be bound by this Confidentiality Agreement and clearly understands his or her obligation to protect the confidentiality of such Confidential Information and to restrict the use of such Confidential Information, and (c) shall treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of care).

                  (b) The disclosure of any Confidential Information is solely for the purpose of enabling each Party to perform under this Agreement, and the Receiving Party shall not use any Confidential Information disclosed by the Disclosing Party for any other purpose.

                  (c) Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party shall remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefor.

                  (d) If the Receiving Party or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and best efforts will be made to obtain reliable assurances of confidentiality.

13.3     DISCLOSURE OF THIS AGREEMENT

                  Disclosure of the existence and/or nature of this Agreement shall only be made by mutual consent of the Parties, and such consent shall not be unreasonably denied.

                                             Lifestream _____
                                               GenExel _____

14.      INSURANCE

         GENEXEL agrees to maintain, during the term of this Agreement, (a) workers' compensation insurance as prescribed by the law of the country/state in which GENEXEL'S services are performed; (b) employer's liability insurance with limits of at least $500,000 per occurrence; (c) comprehensive automobile liability insurance, if the use of motor vehicles is required, with limits of at least $1,000,000 for bodily injury and property damage for each occurrence; (d) comprehensive general liability insurance, including GENEXEL'S contractual liability and broad form property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence; and (e) comprehensive general liability insurance endorsed to include products liability and completed operations coverage in the amount of $1,000,000 for each occurrence. GENEXEL shall furnish to LIFESTREAM certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage and the expiration date of each policy. Each Party agrees that it, its insurer(s) and anyone claiming by, through, under or in its behalf shall have no claim, right of action or right of subrogation against the other Party and the other Party's affiliates, directors, officers, employees and customers based on any loss or liability insured against under the insurance required by this Agreement.

15.      INTELLECTUAL PROPERTY

         15.1 Nothing herein shall be deemed to grant to LIFESTREAM any rights to any Intellectual Property (Intellectual Property includes, but is not limited to, any letters patent, patent applications, trade secrets, manufacturing processes, product concepts, regulatory dossiers, designs, software, vendor lists, or know-how, any where in the world) other than the non-exclusive, limited license to import, market and sell Product(s) manufactured solely by GENEXEL during the Term of this Agreement. Nothing herein shall be deemed to grant to GENEXEL any rights to any LIFESTREAM Intellectual Property other than the non-exclusive, limited license to design and manufacture Product(s) contemplated herein during the Term of this Agreement.

         15.2 Any Intellectual Property that is invented solely by a Party hereto shall be the property of that Party. Any Intellectual Property that arises from or is related to the design, functionality, manufacture, or testing of Products that is invented jointly, as defined by the laws of the United States of America, by GENEXEL and LIFESTREAM shall be jointly owned. The Parties shall cooperate in all matters relating to the filing and prosecution of any corresponding patent applications. GENEXEL shall cooperate fully in providing information, including information relating to its Intellectual Property, which is required in submissions to regulatory authorities for Product(s) marketing approval(s).

16.      MISCELLANEOUS

         16.1     INTEGRATION CLAUSE

                  This Agreement (including the Exhibits and Schedules to this Agreement) constitutes the entire agreement of the parties, superseding all previous Agreements covering the subject matter. This Agreement shall not be changed or modified except by written Agreement, specifically amending, modifying and changing this Agreement, signed by authorized executive officers of GENEXEL and LIFESTREAM.

         16.2     REGULATORY

                  LIFESTREAM will be responsible for all regulatory affairs related to the sales and distribution of the Product(s) within the United States and all other markets in which they are involved in the distribution of the Products, including, but not limited to, clearance by Food and Drug Administration, compliance with all Federal Trade Commission regulations, and compliance with Federal, State and Local tax laws, and GENEXEL will assist and supply all necessary information in their possession requested by LIFESTREAM to be in compliance related to the sales and distribution of the LIFESTREAM product(s).

                                             Lifestream _____
                                               GenExel _____

         16.3     ORDER OF PRECEDENCE

                  All quotations, Orders, acknowledgments and invoices issued pursuant to this Agreement are issued for convenience of the Parties only and shall be subject to the provisions of this Agreement and the Exhibits hereto. When interpreting this Agreement, precedence shall be given to the respective parts in the following descending order: (a) this Agreement; (b) Schedules and Exhibits to this Agreement; and (c) if Orders are used to release product, those portions of the Order that are not pre-printed and which are accepted by GENEXEL. The Parties acknowledge that the preprinted provisions on the reverse side of any such quotation, Purchase Order, acknowledgment or invoice and all terms other than the specific terms of LIFESTREAM's Purchase Order set forth in Section 4.1(a)(i)-(v) shall be deemed deleted and of no effect whatsoever. No modification to this Agreement, the Exhibits or any Order shall be valid without the prior written consent of the Purchase Agreement Coordinators of GENEXEL and LIFESTREAM.

         16.4     ASSIGNMENT

                  Neither this Agreement nor any rights or obligations hereunder shall be transferred or assigned by either Party without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

         16.5     NOTICES

                  Wherever one Party is required or permitted or required to give written notice to the other under this Agreement, such notice will be given by hand, by certified U.S. mail, return receipt requested, by overnight courier, or by fax and addressed as follows:

         If to LIFESTREAM:                                    with a copy to:

         Lifestream Technologies, Inc.                        Elsaesser Jarzabek Anderson Marks & Elliott
         570 S. Clearwater Loop                               123 S. Third St., Post Office Box 1049
         Building 1000, Suite D                               Sandpoint, ID  83864
         Post Falls, ID  83854                                Attention:  Ford Elsaesser
         Attention: Chief Financial Officer


         If to GENEXEL:

         GenExel-Sein, Inc.
         Attn: Dr. Douglas Stafford
         c/o Life Sciences Development Corp.
         PO Box 259712
         Madison, Wisconsin 53725-9712

         All such notices shall be effective upon receipt. Either Party may designate a different notice address from time to time upon giving ten
         (10) days' prior written notice thereof to the other Party.

         16.6     DISPUTES/CHOICE OF LAW

                  The parties shall attempt to resolve any disputes between them arising out of this Agreement through good faith negotiations. This Agreement shall be construed in accordance with the substantive laws of the State of Idaho (excluding its conflicts of laws principles).

                                             Lifestream _____
                                               GenExel _____

         16.7     IMPORT/EXPORT

                  Unless otherwise agreed, LIFESTREAM shall be (i) the exporter of record for any Products and/or Product documentation exported from the country of manufacture, and shall comply with all applicable country of manufacture export control statutes and regulations, and
         (ii) the importer of record for all Products exported from the country of manufacture and later imported and returned to LIFESTREAM or to GENEXEL. GENEXEL will cooperate with LIFESTREAM in obtaining any export or import licenses for the Products.

                  LIFESTREAM hereby certifies that it will not knowingly export, directly or indirectly, any U.S. origin technical data or software acquired from GENEXEL or any direct product of that technical data or software, to any country for which the United States Government requires an export license or other approval, without obtaining such approval, at its sole cost, from the United States Government.

         16.8     ELECTRONIC DATA INTERCHANGE

                  The parties agree that transmission of data by electronic data interchange ("EDI") will not occur until a separate agreement governing such transmissions is executed. Upon execution, such EDI agreement will become an attachment to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the date on page one, by their officers, duly authorized.

GENEXEL-SEIN, INC.                            LIFESTREAM TECHNOLOGIES, INC.



By: ________________________________          By: ______________________________
                  Signature                                     Signature

____________________________________          __________________________________
                  Typed Name                                    Typed Name

____________________________________          __________________________________
                  Title                                         Title

____________________________________          __________________________________
                  Date                                          Date

                                    EXHIBIT A

                                     PRICING

         [ * ]

                                    EXHIBIT B
                                 SPECIFICATIONS

The specifications for this product provided by LIFESTREAM are as follows:

1. The PRO-Engineer Solids electronic files will be provided to GENEXEL in Surface IGES.

2. The sample PCB assembly with electronic components (sent to HJ/received).

3.       The PCB Gerber electronic files for both motherboard and Postage Stamp.

4.       The postage stamp prototype with sample optic lens will be provided.

5.       The sample point of sale box will be provided, with new art.

6.       The specification package delivered to GENEXEL.

7.       The photo-optic specification package delivered to GENEXEL.

8.       The electronic assembly, schematic and Bill of materials.

9.       The current LIFESTREAM AVL.

                                    EXHIBIT C
                          CUSTOMER-FURNISHED EQUIPMENT

LIFESTREAM will consign the following to GENEXEL:

o        Colored Calibration Remission Samples, with instructions: 2 sets.
         Tools needed for the calibration of monitor at final test.
o Final Test Software (to be modified by GENEXEL under LIFESTREAM direction). LIFESTREAM to send current final test software for cholesterol monitor.

The Companies agree that these items may be replaced as may be agreed to by the parties by developed systems or items.

                                    EXHIBIT D
                                SHIPPING LABELING

Each shipment of finished goods for the SKU LSP-7000 shall have the following shipper / Bill of Lading information and contents:


SHIPPING ADDRESS:

Lifestream Technologies, Inc
570 S. Clearwater Loop
Building 1000, Suite D
Post Falls, Idaho, USA 83854

FDA device establishment: 3023826
208-457-9409

ON THE SHIPPING CONTAINER AND ON THE BILL OF LADING:

Harmonized Tariff Number Schedule B:  9018.19.95.00

FDA 510K number: _______________
Regulatory Class 1
Product Code: CHH

EACH SHIPMENT TO CONTAIN:

Declaration of Conformity

CD-ROM containing Device History file

                                    EXHIBIT E
                                   THE PRODUCT

GENEXEL will provide services to design, qualify, assemble, inspect, test, record data, package and ship box build Stock-Keeping-Unit (SKU) to LIFESTREAM. The product is a combination cholesterol checker and blood pressure monitor existing as one unit. GENEXEL will perform these activities for the product known as:

o The LIFESTREAM Blood Pressure + Cholesterol Monitor, SKU Number: LSP 7000, Top assembly Number:
         9900-029-01.
o        Source tagged version: Check-point: Inside POS box

GENEXEL will independently purchase the following subassemblies under the conditions defined in the pricing structure in Exhibit A:

o        Postage Stamp (optics) assembly No: 8100-008-01.

                                    EXHIBIT F
                                THE QUALITY PLAN


         [ * ]